Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-214062

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Shares of Beneficial Interest, par value $0.01 per share	$360,927,613	$41,832

(1)	Includes common shares that may be purchased by the underwriters pursuant to their option to purchase additional common shares from the registrant.
(2)	Excludes 11,982,959 common shares offered by this prospectus supplement for which the registration fee was previously paid in connection with the prospectus supplement filed by the registrant pursuant to Rule 424(b)(7) on October 11, 2016.

PROSPECTUS SUPPLEMENT

(To prospectus dated October 11, 2016)

20,076,891 Shares

Common Shares

We are offering 9,600,000 of our common shares of beneficial interest, $0.01 par value per share (our “common shares”). The selling shareholders identified in this prospectus supplement, which include certain members of our board of trustees (our “Board of Trustees”), are offering an additional 10,476,891 common shares. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

Our common shares are listed and traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SFR.” On March 1, 2017, the last sale price of our common shares as reported on the NYSE was $32.80 per share.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014. To assist us in complying with certain federal income tax requirements applicable to REITs, our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares. See “Description of Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common shares.

Investing in our common shares involves risks that are described in the “Risk factors” section beginning on page S-9 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.

	Per Share	Total

Public offering price	$32.500	$652,498,958

Underwriting discount(1)	$0.975	$19,574,969

Proceeds, before expenses, to us	$31.525	$302,640,000

Proceeds, before expenses, to the selling shareholders	$31.525	$330,283,989

(1)	We refer you to “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional 1,505,465 common shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. Certain of the selling shareholders have granted the underwriters an option to purchase up to an additional 1,506,068 common shares from such selling shareholders at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. We will not receive any of the proceeds from the exercise of the underwriters’ option to purchase additional common shares from such selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about March 7, 2017.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Deutsche Bank Securities	Morgan Stanley

Citigroup	Goldman, Sachs & Co.

Co-Manager

Wells Fargo Securities

Prospectus supplement dated March 1, 2017

Prospectus supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus we have authorized for use in connection with this offering in making a decision about whether to invest in our common shares. We have not, the selling shareholders have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

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About this prospectus supplement and the prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference herein and adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Except where the context suggests otherwise, the terms “we,” “our,” “us” and “our company” refer to Colony Starwood Homes (formerly Starwood Waypoint Residential Trust), a Maryland real estate investment trust, together with its consolidated subsidiaries, including Colony Starwood Homes Partnership, L.P. (formerly Starwood Waypoint Residential Partnership, L.P.), a Delaware limited partnership through which we conduct substantially all of our business, which we refer to as “our operating partnership.”

Except where the context suggests otherwise, references in this prospectus supplement to the “selling shareholders” refer to any person or entity specifically identified in the table set forth under the caption “Selling shareholders” in this prospectus supplement, which includes certain members of our Board of Trustees.

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Cautionary statement regarding forward-looking statements

This prospectus supplement, the accompanying prospectus, and the documents we incorporate herein by reference contain, in addition to historical information, certain forward-looking statements that involve significant risks and uncertainties, which are difficult to predict and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on certain assumptions and discuss future expectations, describe future plans and strategies and contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as our ability to make distributions to our shareholders, include, but are not limited to:

•	unanticipated increases in financing and other costs, including increases related to a rise in interest rates;

•	the availability, terms and our ability to effectively deploy short-term and long-term capital;

•

the possibility that unexpected liabilities may arise from the internalization of our former manager (the “Internalization”) or our merger (the “Merger”) with Colony American Homes, Inc. (“CAH”), including the outcome of any legal proceedings that have been or may be instituted against us, CAH or others following the announcement or the completion of the Internalization or the Merger;

•	changes in our business and growth strategies;

•	our ability to hire and retain highly skilled managerial, investment, financial and operational personnel;

•

volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise;

•

events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	declines in the value of single-family residential homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes;

•	the availability of attractive investment opportunities in homes that satisfy our investment objective and business and growth strategies;

•

our ability to convert the properties we acquire into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation and operation of the properties;

•

our ability to complete our exit from the non-performing loan (“NPL”) (and related real estate owned (“REO”)) business in the anticipated time period on acceptable terms and to re-deploy net cash proceeds therefrom;

•	our ability to lease or re-lease our rental homes to qualified residents on attractive terms or at all;

•	the failure of residents to pay rent when due or otherwise perform their lease obligations;

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•	our ability to effectively manage our portfolio of rental homes;

•	the concentration of credit risks to which we are exposed;

•	the rates of default or decreased recovery rates on our target assets;

•	the adequacy of our cash reserves and working capital;

•	potential conflicts of interest with Starwood Capital Group Global, L.P. (“Starwood Capital”), Colony NorthStar, Inc. (“Colony NorthStar”) and their affiliates and managed investment vehicles;

•	the timing of cash flows, if any, from our investments;

•	our expected leverage;

•	financial and operating covenants contained in our credit facilities and securitizations that could restrict our business and investment activities;

•	effects of derivative and hedging transactions;

•	our ability to maintain effective internal controls as required by the Sarbanes-Oxley Act of 2002 and to comply with other public company regulatory requirements;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended;

•	actions and initiatives of the U.S., state and municipal governments and changes to government policies that impact the economy generally and, more specifically, the housing and rental markets;

•	changes in governmental regulations, tax laws (including changes to laws governing the taxation of REITs) and rates, and similar matters;

•

limitations imposed on our business and our ability to satisfy complex rules in order for us and, if applicable, certain of our subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	estimates relating to our ability to make distributions to our shareholders in the future; and

•	the uses of proceeds from this offering.

In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate herein by reference will in fact occur. For a discussion of additional risk factors, see the factors included under the caption “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents we incorporate herein by reference. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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Prospectus supplement summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk factors” beginning on page S-9 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.

Colony Starwood Homes

We are an internally managed Maryland real estate investment trust and commenced operations in March 2012 primarily to acquire, renovate, lease and manage residential assets in select markets throughout the United States. Our objective is to generate attractive risk-adjusted returns for our shareholders over the long-term through dividends and capital appreciation. Our primary strategy is to acquire single-family rental homes through a variety of channels, renovate these homes to the extent necessary and lease them to qualified residents. We seek to take advantage of macroeconomic trends in favor of leasing homes by acquiring, owning, renovating and managing homes that we believe will generate substantial current rental revenue, which we expect to grow over time.

Our operating partnership was formed as a Delaware limited partnership in May 2012. Our wholly-owned subsidiary is the sole general partner of our operating partnership, and we conduct substantially all of our business through our operating partnership. We owned 94.0% of the outstanding units in our operating partnership (“OP Units”) as of December 31, 2016.

Our outstanding common shares are listed and traded on the NYSE under the ticker symbol “SFR.”

Our principal executive offices are located at 8665 East Hartford Drive, Scottsdale, Arizona 85255, and our telephone number is (480) 362-9760. Our web site is www.colonystarwood.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Certain portfolio and operating metrics

As of December 31, 2016, our portfolio consisted of 31,065 Net Owned Homes (as defined below), approximately 90% of which were located in our top ten markets by home count. For the three months ended June 30, September 30 and December 31, 2016, we acquired 87 homes for approximately $17 million, 431 homes for approximately $112 million and 549 homes for approximately $132 million, respectively, and disposed of 359 homes for approximately $56 million, 265 homes for approximately $49 million and 228 homes for approximately $38 million, respectively. Pre-Merger Starwood Waypoint Residential Trust’s Net Debt (as defined below) was approximately $1.83 billion as of December 31, 2015, and, subsequent to the Merger in the first quarter of 2016, our Net Debt was approximately $3.93 billion as of March 31, 2016. Subsequently, our Net Debt has decreased to approximately $3.66 billion as of December 31, 2016.

As of December 31, 2016, our portfolio of 22,363 Full Year Same Store Homes (as defined below) had Occupancy (as defined below) of 95.9% and Annualized Turnover (as defined below) of 34.7%. For the three months ended

March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, Same Store Average Monthly Rent (as defined below) per occupied home was $1,467, $1,499, $1,536 and $1,564, respectively. For the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 and the year ended December 31, 2016, Same Store revenue growth was 6.1%, 6.3%, 6.5%, 5.4% and 6.2%, respectively.

For the periods ended December 31, 2015 and 2016, Same Store property level expenses, including repairs, maintenance and turn costs, property management costs, bad debt expense and other operating expenses (excluding real estate taxes, insurance and homeowners’ association costs) were (1) for the Quarterly Same Store Home portfolio, $25.3 million and $23.4 million, respectively, and (2) for the Full Year Same Store Home portfolio, $82.5 million and $78.5 million, respectively.

As of September 30, 2016: (1) approximately 90% of our Net Owned Homes were located in our top ten markets by home count; (2) Same Store monthly rent per square foot (based on average contractual rents for occupied homes in the Same Store portfolio as of September 30, 2016) was $0.84; and (3) Same Store Annualized Turnover was 36.7%. For the nine months ended September 30, 2016, Same Store Core Rental Revenue growth was 6.8%.

“Net Owned Homes” represents wholly-owned single-family rental properties and is measured by the number of total rental units and excludes REO homes and homes that were not intended to be held for the long-term and are not in service.

“Net Debt” represents amounts outstanding under our senior credit facilities, mortgage loans, convertible senior notes and master repurchase agreements less asset backed securitization certificates and cash and cash equivalents.

“Same Store Homes” represents homes that have been stabilized for at least 15 months prior to the start of the measurement period, excluding any homes that have been disposed of, removed from service or returned to the development home pool for significant renovation. “Full Year Same Store Homes” represents homes that met the definition of Same Store Homes as of January 1, 2016, and “Quarterly Same Store Homes” represents homes that met the definition of Same Store as of October 1, 2016.

“Occupancy” represents the percentage of an identified rental unit population occupied as of the measurement period and is calculated by dividing (a) the number of occupied units in such identified population of rental units as of the last day of the measurement period by (b) the number of rental units in such identified population of rental units.

“Annualized Turnover” is calculated by dividing (a) the number of homes that become unoccupied during a period of time by (b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage (e.g., multiplying a three month turnover measurement by four).

“Average Monthly Rent” represents (a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units divided by (b) the number of rental units in the identified population.

“Core Rental Revenue” represents rental and fee income for the homes in the relevant sample adjusted to eliminate the impact of bad debt expense.

NOI

“Net Operating Income” or “NOI” represents rental and other property revenues less property operating expenses. We have presented NOI for Same Store Homes as we believe this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI.

“Core NOI” is calculated by subtracting property and operating costs for the properties in the relevant sample from rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense, which eliminates (a) revenues and expenses we believe are not directly related to the operating performance of the homes themselves and (b) U.S. generally accepted accounting principles (“GAAP”) presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Core NOI is a non-GAAP measure of operating performance that we believe assists investors in assessing the performance of our portfolio of single-family homes, which is our core operating business.

The Core NOI and NOI measures included in this prospectus supplement should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity. Although we use these non-GAAP measures for comparability in assessing our performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other REITs.

The following table sets forth a reconciliation of net loss attributable to common shareholders to NOI, Same Store NOI and Same Store Core NOI margin for the periods presented:

	Three months ended December 31,		Nine months ended September 30,	Year ended December 31,
(Dollars in thousands)	2015	2016	2016	2015	2016
	(pro forma)			(pro forma)

Reconciliation of net loss to NOI
Net loss attributable to combined company	$(31,409)	$(10,493)	$(70,774)	$(55,545)	$(81,267)
Add (deduct) adjustments to get to total NOI
Gain (loss) from discontinued operations (NPL/REO)	(10,930)	10,419	7,368	(70,527)	17,787
General and administrative	14,666	11,932	42,400	62,738	54,332
Share-based compensation	1,568	931	1,922	7,229	2,853
Interest expense	59,084	37,430	114,737	164,206	152,167
Depreciation and amortization	27,894	42,945	135,818	155,403	178,763
Transaction-related expense	—	(562)	30,058	—	29,496
Impairment of real estate	12,985	220	530	14,902	750
Realized (gain) loss on sales of investments in real estate, net	1,165	(1,309)	(3,364)	1,587	(4,673)
Equity in income from unconsolidated joint ventures	(115)	(199)	(539)	(266)	(738)
Other (expense) income, net	1,460	1,016	1,379	1,635	2,395
Income tax expense	(516)	249	487	975	736
Net income attributable to non-controlling interests	(1,529)	(689)	(4,529)	(3,435)	(5,218)

Total NOI	$74,323	$91,890	$255,493	$278,902	$347,383
Add (deduct) adjustments to get to total portfolio NOI
Property management integration costs	—	—	2,108	—	2,108
Non-portfolio NOI components:
Property operating revenues on non-portfolio homes	(8,505)	(14,979)	(127,678)	(118,703)	(172,997)
Property operating expenses on non-portfolio homes	7,024	7,200	53,093	62,718	70,925

Total Non-portfolio NOI	$(1,481)	$(7,779)	$(74,585)	$(55,985)	$(102,072)

Total Same Store NOI	$72,842	$84,111	$183,016	$222,917	$247,419

Calculation of Same Store Core NOI margin:
Rental income	$118,695	$125,937	$287,324	$361,216	$384,167
Fee income	2,514	3,339	7,396	7,244	9,982
Less bad debt expense	(2,660)	(2,240)	(4,753)	(6,000)	(6,508)

Total core rental revenues	$118,549	$127,036	$289,967	$362,460	$387,641

Same Store Core NOI margin	61.4%	66.2%	63.1%	61.5%	63.8%

Same Store Property Count	28,146	28,146	22,442	22,363	22,363

Core FFO

Funds from operations is used by industry analysts and investors as a supplemental performance measure of an equity REIT. Funds from operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”) as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets, impairment of real estate assets, discontinued operations and adjustments for unconsolidated partnerships and joint ventures.

We believe that NAREIT FFO is a meaningful supplemental measure of the operating performance of our single-family rental properties business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers NAREIT FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income. By excluding depreciation, gains or losses on sales of real estate, impairment of real estate assets, discontinued operations and adjustments for unconsolidated partnerships and joint ventures, management uses NAREIT FFO to measure returns on its investments in real estate assets. However, because NAREIT FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of NAREIT FFO as a measure of our performance is limited.

We believe that “Core FFO” is a meaningful supplemental measure of our operating performance for the same reasons as NAREIT FFO and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Our Core FFO begins with NAREIT FFO as defined by the NAREIT White Paper and is adjusted for share-based compensation, merger and transaction-related expenses, transitional (duplicative post-Merger) expenses, gain or loss on derivative financial instruments, amortization of derivative financial instruments, severance expense, non-cash interest expense related to amortization of deferred financing costs and discounts on convertible senior notes, and other non-comparable items, as applicable.

Management also believes that NAREIT FFO and Core FFO, combined with the required GAAP presentations, are useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. NAREIT FFO and Core FFO do not represent net income or cash flows from operations as defined by GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our NAREIT FFO and Core FFO may not be comparable to the NAREIT FFO and Core FFO of other REITs due to the fact that not all REITs use the NAREIT or similar Core FFO definitions.

The following table sets forth a reconciliation of our net loss as determined in accordance with GAAP and its calculation of NAREIT FFO and Core FFO for the periods presented:

(Dollars in thousands)	Three months ended March 31, 2016	Three months ended June 30, 2016	Three months ended September 30, 2016	Three months ended December 31, 2016

Reconciliation of net loss to NAREIT FFO

Net loss attributable to common shareholders	$(44,199)	$(15,675)	$(10,900)	$(10,493)
Add (deduct) adjustments from net loss to derive NAREIT FFO:
Depreciation and amortization on real estate assets	43,384	44,700	46,838	41,889
Impairment on depreciated real estate investments	30	144	356	220
Gain on sales of previously depreciated investments in real estate	(1,384)	(527)	(1,453)	(1,309)
Non-controlling interests	(2,850)	(988)	(691)	(689)
(Income) loss on discontinued operations, net	—	(2,684)	(449)	10,419

Subtotal—NAREIT FFO	$(5,019)	$24,970	$33,701	$40,037

NAREIT FFO per share(1)	$(0.05)	$0.23	$0.31	$0.37

Add (deduct) adjustments to NAREIT FFO to derive Core FFO:

NAREIT FFO	$(5,019)	$24,970	$33,701	$40,037
Amortization of deferred financing costs and debt discounts and non-cash interest expense from interest rate caps	8,430	8,799	9,278	10,344
Merger and transaction-related expenses	23,482	5,073	1,503	(562)
Adjustments for derivative instruments	300	552	588	—
Loss on NPLs, net	10,501	—	—	—
Integration Costs	5,630	1,753	294	294
Share-based compensation	387	711	824	931

Core FFO	$43,711	$41,858	$46,188	$51,044

Core FFO per share(1)	$0.40	$0.39	$0.43	$0.47

(1)	Weighted average common shares total 108,466,754, 107,886,847, 108,121,516 and 108,032,444 for the three months ended March 31, June 30, September 30 and December 31, 2016, respectively.

Financing activity

Potential new credit agreement

We are negotiating a new credit agreement (the “New Credit Agreement”) for a new $600 million three-year senior secured revolving credit facility. However, the New Credit Agreement is subject to the execution of definitive documentation and other uncertainties, many of which are not within our control. There can be no assurance that we will enter into the New Credit Agreement on the terms described or at all.

If we enter into the New Credit Agreement, we intend to terminate both our Second Amended and Restated Revolving Credit Agreement dated as of July 14, 2015, as amended, by and among ColFin AH Finance Masterco, LLC, as guarantor, ColFin AH Finance Holdco, LLC, as guarantor and as representative for all of the borrowers thereunder, the borrowers party thereto from time to time, Wells Fargo Bank, N.A., as calculation underwriter and as paying underwriter, JPMorgan Chase Bank, National Association, as lead arranger, as a lender and as underwriter for each lender thereunder (such credit facility, the “JP Morgan Facility”) and our Amended and Restated Master Loan and Security Agreement dated as of June 13, 2014, as amended, by and among Starwood Waypoint Borrower, LLC, the lenders from time to time party thereto, Citibank, N.A., as administrative agent for the lenders, and Wells Fargo Bank, N.A., as calculation agent and paying agent.

Convertible notes

On January 10, 2017, we issued $300.0 million aggregate principal amount of our 3.50% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”). In February 2017, we issued an additional $45.0 million aggregate principal amount of the 2022 Convertible Notes pursuant to the overallotment option granted to the initial purchasers in connection with the issuance of the 2022 Convertible Notes.

The sale of the 2022 Convertible Notes, including the February 2017 sale, generated net proceeds of approximately $336.0 million, after deducting the initial purchasers’ discounts and estimated offering expenses payable by us. The net proceeds from the offering were used to repurchase, in privately negotiated transactions, certain of our 4.50% Convertible Senior Notes due 2017, to repay a portion of the borrowings outstanding under our credit facilities, to fund acquisitions and for general corporate purposes.

Interest rate swap contract

On January 10, 2017, we entered into an interest rate swap contract that effectively converts approximately $550.0 million of our existing floating rate debt with a weighted-average interest rate of LIBOR plus 1.86% to a fixed interest rate of 3.59% for approximately five years. The table below summarizes this interest rate swap contract (amounts in thousands except percentages):

Counterparty	Notional Amount	Effective Date	Maturity Date	Strike Rate	Index
JPMorgan	$550,000	January 15, 2017	January 15, 2018	1.0405%	One-month LIBOR
JPMorgan	$550,000	January 15, 2018	January 15, 2019	1.5765%	One-month LIBOR
JPMorgan	$550,000	January 15, 2019	January 15, 2020	1.9285%	One-month LIBOR
JPMorgan	$550,000	January 15, 2020	January 15, 2021	2.1295%	One-month LIBOR
JPMorgan	$550,000	January 15, 2021	July 15, 2021	2.2325%	One-month LIBOR

The offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common shares, see “Description of Shares” in the accompanying prospectus.

Issuer	Colony Starwood Homes, a Maryland real estate investment trust.

Securities offered by us	9,600,000 common shares. We have granted the underwriters an option to purchase up to an additional 1,505,465 common shares.

Securities offered by the selling shareholders	10,476,891 common shares. The selling shareholders (other than Starwood Capital) have granted the underwriters an option to purchase up to an additional 1,506,068 common shares.(1)

Outstanding common shares upon completion of this offering	111,572,650 common shares (113,078,115 common shares if the underwriters exercise their option to purchase additional common shares from us in full).(2)

NYSE symbol	SFR.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and other estimated expenses payable by us, will be approximately $301.9 million ($349.4 million if the underwriters exercise their option to purchase additional shares from us in full). We intend to contribute the net proceeds to us from this offering to our operating partnership in exchange for OP Units. Our operating partnership intends to use the net proceeds to us from this offering to fund identified and potential future acquisitions, to repay amounts outstanding under the JP Morgan Facility and for general corporate purposes. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders. See “Use of proceeds” in this prospectus supplement.

Certain of the underwriters or their affiliates are lenders under the JP Morgan Facility. To the extent that a portion of the net proceeds to us from this offering is used to repay borrowings under the JP Morgan Facility, such underwriters or affiliates of the applicable underwriters will receive a portion of those net proceeds. See “Underwriting—Other relationships.”

Risk factors	Investing in our common shares involves risks. You should carefully consider the information set forth under “Risk factors” beginning on page S-9 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

(1)	The number of our common shares to be offered by the selling shareholders includes 476,891 common shares issuable upon the exchange of outstanding OP Units.

(2)	The number of our common shares that will be outstanding after this offering is based on 101,495,759 common shares outstanding as of February 27, 2017 and 476,891 common shares issuable upon the exchange of outstanding OP Units and excludes (a) 5,923,109 OP Units that will remain outstanding after this offering and that are redeemable at the election of the holders for cash or, at our sole discretion, for common shares, on a one-for-one basis and (b) 1,002,124 restricted share and performance units issued, and a maximum of 886,710 common shares available for issuance in the future, under the Starwood Waypoint Residential Trust Equity Plan and the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan.

Risk factors

Investing in our common shares involves risks. Before acquiring our common shares offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risks contained herein and described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as updates thereto in subsequent Securities Exchange Act of 1934, as amended (the “Exchange Act”), filings and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operation, and prospects, and could result in a partial or complete loss of your investment. Please also refer to the section entitled “Cautionary statement regarding forward-looking statements” included elsewhere in this prospectus supplement.

Risks related to this offering

If an active trading market is not sustained for our common shares, our shareholders’ ability to sell shares when desired and the prices obtained in any such sales will be adversely affected.

Our common shares are listed and traded on the NYSE under the ticker symbol “SFR.” However, there can be no assurance that an active trading market for our common shares will be maintained. Accordingly, no assurance can be given as to the ability of our shareholders to sell their common shares or the price that our shareholders may obtain for their common shares.

Some of the factors that could negatively affect the market price of our common shares include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business or growth strategies or prospects;

•	actual or perceived conflicts of interest with Starwood Capital, Colony NorthStar and their affiliates and managed investment vehicles;

•	equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•

increases in market interest rates, which may lead investors to demand a higher distribution yield for our common shares, if we have begun to make distributions to our shareholders, and would result in increased interest expenses on the unhedged portion of any of our variable-rate debt;

•	failure to maintain our REIT qualification;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our common shares. One of the factors that investors may consider in deciding whether to buy or sell our common shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common shares. For instance, if interest rates rise, it is likely that the market price of our common shares will decrease as market rates on interest-bearing securities increase.

We have not established a minimum distribution payment level, and we cannot assure you of our ability to make distributions in the future.

We anticipate making regular quarterly distributions to holders of our common shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income. We generally intend over time to make quarterly distributions in an amount at least equal to our REIT taxable income. We intend to make distributions in cash to the extent that cash is available for such purpose. Although we anticipate initially making quarterly distributions to our shareholders, the timing, form and amount of distributions to our shareholders, if any, will be at the sole discretion of our Board of Trustees and will depend upon a number of factors, including our actual and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our Board of Trustees may deem relevant from time to time.

Among the factors that could impair our ability to make distributions to our shareholders are:

•	our inability to convert the homes we acquire into rental homes and to rent our homes at the rates we anticipate;

•	unanticipated expenses that reduce our cash flows or non-cash earnings;

•	decreases in the value of our portfolio; and

•	defaults under or contractual restrictions in any lending or financing arrangement that we enter into.

As a result, no assurance can be given that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

Distributions to our shareholders will be generally taxable to them as ordinary income, although a portion of our distributions may be designated by us as capital gain or qualified dividend income or may constitute a return of capital. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

An increase in market interest rates may have an adverse effect on the market price of our common shares and our ability to make distributions to our shareholders.

One of the factors that investors may consider in deciding whether to buy or sell our common shares is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate on our common shares or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of our common shares. For instance, if interest rates rise without an increase in our dividend rate, the market price of our common shares could decrease because potential investors may require a higher dividend yield on our common shares as market rates on our interest-bearing instruments such, as bonds, rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flows and our ability to service our indebtedness and make distributions to our shareholders.

Offerings of additional debt or equity securities, which rank senior to our common shares, may adversely affect the market price of our common shares.

If we decide to issue additional debt or equity securities in the future, which rank senior to our common shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any additional convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their shareholdings in us.

There may be dilution of our common shares as a result of this offering or additional issuances of our securities, which could adversely impact our share price.

In addition to this offering, our Board of Trustees is authorized to, among other things, authorize the issuance of additional common shares or the issuance of preferred shares or additional securities convertible or exchangeable into our equity securities, including OP Units, without common shareholder approval. This offering and future issuances of our common shares or preferred shares or securities convertible or exchangeable into equity securities may dilute the ownership interest of our existing shareholders. We cannot predict the effect, if any, of this offering or future sales of our common shares, or the availability of shares for future sales, on the market price of our common shares. Sales of substantial amounts of our common shares or the perception that such sales could occur may adversely affect the prevailing market price for our common shares.

Because our decision to issue additional equity or convertible or exchangeable securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. In addition, we are not required to offer any such securities to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future issuances, which may dilute the existing shareholders’ interests in us.

Affiliates of the underwriters may receive benefits in connection with this offering.

An affiliate of J.P. Morgan Securities LLC (an underwriter in this offering) is a lender under the JP Morgan Facility. To the extent that our operating partnership uses a portion of the net proceeds to us from this offering to repay amounts outstanding under the JP Morgan Facility, such affiliate will receive its proportionate share of any amount that is repaid with the net proceeds to us from this offering. This transaction creates potential conflicts of interest because certain of the underwriters have an interest in the successful completion of this offering beyond the commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and other estimated expenses payable by us, will be approximately $301.9 million ($349.4 million if the underwriters exercise their option to purchase additional shares from us in full). We intend to contribute the net proceeds to us from this offering to our operating partnership in exchange for OP Units. Our operating partnership intends to use the net proceeds to us from this offering to fund identified and potential future acquisitions, to repay amounts outstanding under the JP Morgan Facility and for general corporate purposes.

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

As of February 20, 2017, the balance under the JP Morgan Facility was $24.2 million. The JP Morgan Facility has a variable interest rate of three-month LIBOR plus a spread equal to 3.00% and matures on June 15, 2017. Proceeds from borrowings under the JP Morgan Facility were used, and we may borrow under the JP Morgan Facility from time to time, subject to customary conditions, for the acquisition, financing, and renovation of properties and other general purposes, including the payment of dividends and taxes.

An affiliate of J.P. Morgan Securities LLC (an underwriter in this offering) is a lender under the JP Morgan Facility. As described above, to the extent that our operating partnership uses a portion of the net proceeds to us from this offering to repay amounts outstanding under the JP Morgan Facility, such affiliate will receive its proportionate share of any amount that is repaid with the net proceeds to us from this offering.

Pending application of the net proceeds to us from this offering, our operating partnership intends to invest such net proceeds temporarily in interest-bearing, short-term investment grade securities, money market accounts or checking accounts, in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT.

Selling shareholders

The following table sets forth certain information about the selling shareholders as of February 27, 2017 and immediately after the consummation of this offering. As of February 27, 2017, there were 101,495,759 common shares outstanding. When we refer to a “selling shareholder” in this prospectus supplement, we mean any person or entity specifically identified in the table below.

The number of shares and percentages of beneficial ownership prior to this offering set forth below are based on the number of our common shares issued and outstanding as of February 27, 2017. The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of our common shares issued and outstanding immediately after the consummation of this offering assuming the selling shareholders sell 10,476,891 of our common shares offered by this prospectus supplement.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, (a) common shares subject to options or other rights (as set forth above) held by that person that are exercisable as of February 27, 2017 or will become exercisable within 60 days thereafter and (b) common shares that are redeemable at the election of that person for cash or, at our sole discretion, for common shares, on a one-for-one basis are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name and Address of Selling Shareholder	Beneficial Ownership Prior to this Offering				Number of Common Shares Being Offered Hereby		Number of Common Shares Being Offered Subject to Underwriters’ Option	Beneficial Ownership After this Offering
								Without Exercise of Option				With Full Exercise of Option
	Number		Percent					Number		Percent		Number		Percent
Colony NorthStar, Inc.(4)	15,119,807		14.9%		6,591,238		992,602	8,528,569		7.6%		7,535,967		6.7%
Thomas J. Barrack, Jr.(5)	7,819,448		7.7%		3,408,762		513,466	4,410,686		4.0%		3,897,220		3.5%
Barry S. Sternlicht(6)	7,254,766	(1)	6.7%	(1)	476,891	(2)	—	6,777,875	(3)	5.8%	(3)	6,777,875	(3)	5.7%	(3)

(1)	Beneficial ownership includes (a) 476,891 common shares to be offered in this offering issuable upon the exchange of outstanding OP Units and (b) 5,923,109 OP Units that will remain outstanding after this offering and that are redeemable at the election of the holders for cash or, at our sole discretion, for common shares, on a one-for-one basis.

(2)	The number of common shares being offered hereby consists of common shares issuable upon the exchange of outstanding OP Units.

(3)	Beneficial ownership after this offering includes 5,923,109 OP Units that will remain outstanding after this offering and that are redeemable at the election of the holders for cash or, at our sole discretion for common shares, on a one-for-one basis.

(4)	Thomas J. Barrack, Jr., one of the Co-Chairmen of our Board of Trustees, is the executive chairman of Colony NorthStar, Inc., an entity formed resulting from the mergers on January 10, 2017 of NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp., and Colony Capital, Inc. and certain of their subsidiaries. For a description of the relationships between us and Colony NorthStar, Inc., as successor by merger to Colony Capital, Inc., refer to the information contained in the documents incorporated by reference in this prospectus supplement, including the information set forth under the caption “Certain Relationships and Related Transactions” in our most recent Definitive Proxy Statement on Schedule 14A. Colony NorthStar, Inc. has indirect beneficial ownership of 15,119,807 of our common shares held by CFI CSFR Investor, LLC. CFI CSFR Investor, LLC is offering 6,591,238 of our common shares in this offering (7,583,840 common shares if the underwriters exercise their option to purchase additional common shares from certain of the selling shareholders in full). Colony NorthStar, Inc. is the indirect controlling entity of CFI CSFR Investor, LLC. The address of Colony NorthStar, Inc. and CFI CSFR Investor, LLC is 515 South Flower Street, 44th Floor, Los Angeles, CA 90071.

(5)

Mr. Barrack has been a Co-Chairman of our Board of Trustees since January 2016. Mr. Barrack has indirect beneficial ownership of 2,951,315 of our common shares held by Colony Distressed Credit Fund II, L.P., 2,673,215 of our common shares held by ColCo Strategic Partners, L.P., 53,464 of our common shares held by Colony Capital CAH, L.P., 2,051,291 of our common shares held by Colony AH Member, LLC and 90,163 of our common shares held by CCCAH Management Partners, LLC. Colony Distressed Credit Fund II, L.P. is offering 1,286,578 of our common shares in this offering (1,480,219 common shares if the underwriters exercise their option to purchase additional common shares from certain of the selling shareholders in full), ColCo Strategic Partners, L.P. is offering 1,165,345 of our common shares in this offering (1,340,917 common shares if the underwriters exercise their option to purchase additional common shares from certain of the selling shareholders in full), Colony Capital CAH, L.P. is offering 23,307 of our common shares in this offering (26,921 common shares if the underwriters exercise their option to purchase additional common shares from certain of the selling shareholders in full), Colony AH Member, LLC is offering 894,227 of our common shares in this offering (1,028,843 common shares if the underwriters exercise their option to purchase additional common shares from certain of the selling shareholders in full) and CCCAH Management Partners, LLC is offering 39,305 of our common shares in this offering (45,328 common shares if the underwriters exercise their option to purchase additional common shares from certain of the selling shareholders in full). Mr. Barrack is the direct or indirect control person of the general partner or the managing member, as the case may be, of each such entity. Mr. Barrack disclaims beneficial ownership of the common shares set forth herein except to the extent of his pecuniary interest in such securities. The address of Mr. Barrack and each entity referred to in this footnote is 515 South Flower Street, 44th Floor, Los Angeles, CA 90071.

(6)	Barry S. Sternlicht has been a Co-Chairman of our Board of Trustees since January 2016 and prior to that was the Chairman of our Board of Trustees since 2012. He is also the president and chief executive officer of Starwood Capital. For a description of the relationships between us and this entity, refer to the information contained in the documents incorporated by reference in this prospectus supplement, including the information set forth under the caption “Certain Relationships and Related Transactions” in our most recent Definitive Proxy Statement on Schedule 14A. Mr. Sternlicht owns directly 688,027 of our common shares. He also has indirect beneficial ownership of 6,400,000 OP Units held by Starwood Capital, 43,211 of our common shares held by Starwood Capital and 123,528 of our common shares held by SFIP, L.P. Starwood Capital is offering 476,891 of our common shares in this offering received in exchange for OP Units. Mr. Sternlicht is the controlling partner of SFIP, L.P. The address of Mr. Sternlicht and each entity referred to in this footnote is Starwood Capital Group, 1601 Washington Ave, Suite 800, Miami Beach, Florida 33139.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. are acting as representatives, have severally agreed to purchase, and we and the selling shareholders have agreed to sell them, severally, the number of shares indicated below:

Name	Number of Shares
J.P. Morgan Securities LLC	3,678,087
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,678,086

Deutsche Bank Securities Inc.	3,678,086
Morgan Stanley & Co. LLC	2,911,149
Citigroup Global Markets Inc.	2,911,149
Goldman, Sachs & Co.	1,610,167
Wells Fargo Securities, LLC	1,610,167

Total	20,076,891

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering our common shares subject to their acceptance of the shares from us and the selling shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of non-defaulting underwriters may also be increased or the offering may be terminated. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose initially to offer the common shares to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.585 per share. After the public offering, the public offering price and concession may be changed. Sales of common shares made outside of the United States may be made by affiliates of the underwriters.

Option to purchase additional common shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,505,465 additional common shares from us at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount. The selling shareholders (other than Starwood Capital) have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,506,068 additional common shares from such selling shareholders at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common shares as the number listed next to each underwriter’s name in the preceding table bears to the total number of common shares listed next to the names of all underwriters in the preceding table.

Underwriting discount

The following table shows the per share and total public offering price, underwriting discount and proceeds, before expenses, to us and the selling shareholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$32.500	$652,498,958	$750,373,780
Underwriting discount to be paid by:
Us	$0.975	$9,360,000	$10,827,828
The selling shareholders	$0.975	$10,214,969	$11,683,385
Proceeds, before expenses, to us	$31.525	$302,640,000	$350,099,784
Proceeds, before expenses, to the selling shareholders	$31.525	$330,283,989	$377,762,782

The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $737,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.

New York Stock Exchange listing

Our common shares are listed and traded on the NYSE under the trading symbol “SFR.”

Lock-ups

We have agreed that, for a period of 60 days from the date of this prospectus supplement, subject to certain exceptions, we will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any of our common shares or any securities convertible into, or exercisable or exchangeable for, our common shares, or, in each case, publicly announce any intention to do so provided, however, that we may: (a) issue and sell our common shares or securities convertible into, or exercisable or exchangeable for, our common shares pursuant to any employee stock option plan, equity incentive plan or, stock ownership plan of ours in effect as of the date of this prospectus supplement; (b) issue our common shares issuable upon the conversion of securities or the exercise of warrants outstanding as of the date of this prospectus supplement; (c) file a registration statement with the SEC with regard to securities issued or to be issued under any equity incentive plan; (d) file a registration statement on Form S-8 (or any successor form) with respect to an employee share purchase plan; (e) issue and sell our common shares pursuant to this offering; (f) establish an “at-the-market” program for the issuance and sale of our common shares (but not issue or sell any of our common shares pursuant to such a program until 60 days after the date of this prospectus supplement); (g) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common shares, provided that (1) such plan does not provide for the transfer of our common shares until 60 days after the date of this prospectus supplement and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing includes a statement to the effect that no transfer of our common shares may be made under such plan until 60 days after the date of this prospectus supplement;

and (h) issue our common shares or securities convertible into, or exercisable or exchangeable for, our common shares as payment of any part of the purchase price for any acquisition of a business or assets by us, provided that the aggregate number of all such common shares or securities issued pursuant to any such acquisitions within the 60-day period following the date of this prospectus supplement does not exceed 15% of the number of our common shares outstanding on the date of this prospectus supplement, provided further that the recipient of any such common shares or securities shall agree not to sell or otherwise dispose of any such common shares or securities for the then remaining term of the 60-day restricted period. In addition, the selling shareholders and our officers and trustees have agreed that, for a period of 60 days from the date of this prospectus supplement, subject to certain exceptions, they will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our common shares or any securities convertible into, or exercisable, or exchangeable for, our common shares, or publicly announce any intention to do so. However, certain of our officers may net settle up to 41,878 common shares in connection with the vesting of equity awards and sell up to 16,008 common shares in open market transactions to satisfy tax payment obligations associated with the vesting of equity awards following the Merger. In addition, following this offering, certain of the selling shareholders will together hold 1,207,922 common shares, of which approximately up to 250,000 common shares would be excepted from the 60-day restricted period set forth above to the extent they are distributed to the such selling shareholders’ limited partners, members, employees or stockholders upon the exercise of redemption rights of such limited partners, members, employees or stockholders.

Price stabilization and short positions; repurchase of common shares

In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Indemnifications

We, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Electronic delivery

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering.

Other relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Accordingly, the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and the selling shareholders, for which they received or will receive customary fees and expenses. An affiliate of J.P. Morgan Securities LLC (an underwriter in this offering) is a lender under the JP Morgan Facility. As described above under “Use of Proceeds,” to the extent that our operating partnership uses a portion of the net proceeds to us from this offering to repay a portion of the borrowings outstanding under the JP Morgan Facility, such affiliate will receive its proportionate share of any amount that is repaid with the net proceeds to us from this offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of common shares may only be made to persons, (“Exempt Investors”), who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer common shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

Our common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. Our common shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our common shares offered should conduct their own due diligence on our common shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of our common shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of our common shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any of our common shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any of our common shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any of our common shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of our common shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of our common shares. Accordingly any person making or intending to make an offer in that Relevant Member State of our common shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of our common shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe for the common shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

Our common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than: (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom, (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The common shares are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such common shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Legal matters

Certain legal matters, including certain tax matters, will be passed upon for us by Sidley Austin LLP, New York, New York. Latham & Watkins LLP, Los Angeles, California will act as counsel to the underwriters. Hogan Lovells US LLP, Washington DC will act as U.S. counsel to certain of the selling shareholders. Venable LLP, Baltimore, Maryland, will pass upon the validity of our common shares sold in this offering and certain other matters under Maryland law.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedules) included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements (and schedules) are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has also audited the consolidated financial statements of Colony American Homes, Inc. included in our Current Report on Form 8-K/A dated October 11, 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement. Such consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

All economic and demographic data included in our current Report on Form 8-K dated February 28, 2017 is derived from information prepared for us by John Burns Real Estate Consulting (“JBREC”) and is incorporated by reference in this prospectus supplement in reliance on JBREC’s authority as an expert in such matters.

Incorporation by reference

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed on April 6, 2016;

•

our Current Reports on Form 8-K filed on January 3, 2017, January 5, 2017, January 10, 2017, February 8, 2017, February 21, 2017 and February 28, 2017 and our Current Report on Form 8-K/A filed on October 11, 2016; and

•

the description of our common shares set forth in our Registration Statement on Form 10, as amended, filed on January 13, 2014, including any amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255, Attention: Investor Relations, Telephone: (480) 362-9760.

PROSPECTUS

Colony Starwood Homes

Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

We will provide the specific terms of any securities we may offer in supplements to this prospectus.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We or any selling shareholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We or any selling shareholder reserves the sole right to accept, and together with any underwriters, dealers and agents, reserves the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our common shares of beneficial interest, $0.01 par value per share, are listed on the New York Stock Exchange under the trading symbol “SFR.” On October 10, 2016, the closing price of our common shares on the New York Stock Exchange was $27.51.

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

We impose certain restrictions on the ownership and transfer of common shares of beneficial interest or other shares of beneficial interest and may include restrictions and limitations on the securities offered and sold hererunder. You should read the information under the section entitled “Description of Shares—Restrictions on Ownership and Transfer” in this prospectus and the applicable prospectus supplement for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or any selling shareholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

This prospectus only provides you with a general description of the securities we or any selling shareholder may offer and such description is not meant to be a complete description of each security. Each time we or any selling shareholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Except where the context suggests otherwise, the terms “we,” “us,” and “our” refer to Colony Starwood Homes (formerly Starwood Waypoint Residential Trust), a Maryland real estate investment trust, together with its consolidated subsidiaries, including Colony Starwood Partnership, L.P. (formerly Starwood Waypoint Residential Partnership, L.P.), a Delaware limited partnership through which we conduct substantially all of our business, which we refer to as “our operating partnership.”

COLONY STARWOOD HOMES

We are an internally managed Maryland real estate investment trust and commenced operations in March 2012 primarily to acquire, renovate, lease and manage residential assets in select markets throughout the United States. Our objective is to generate attractive risk-adjusted returns for our shareholders over the long-term through dividends and capital appreciation. Our primary strategy is to acquire single-family rental homes through a variety of channels, renovate these homes to the extent necessary and lease them to qualified residents. We seek to take advantage of macroeconomic trends in favor of leasing homes by acquiring, owning, renovating and managing homes that we believe will generate substantial current rental revenue, which we expect to grow over time.

Our operating partnership was formed as a Delaware limited partnership in May 2012. Our wholly-owned subsidiary is the sole general partner of our operating partnership, and we conduct substantially all of our business through our operating partnership. We own 94.0% of the operating partnership units in our operating partnership as of June 30, 2016.

We intend to operate and to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We generally will not be subject to U.S. federal income taxes on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to shareholders and qualify and maintain our qualification as a REIT.

Our principal executive offices are located at 8665 East Hartford Drive, Scottsdale, Arizona, 85255, and our telephone number is (480) 362-9760.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risks described under the sections entitled “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as updates thereto in subsequent Securities Exchange Act of 1934, as amended (the “Exchange Act”), filings and the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain, in addition to historical information, certain forward-looking statements that involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on certain assumptions and discuss future expectations, describe future plans and strategies, and contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as our ability to make distributions to our shareholders, include, but are not limited to:

•	the possibility that the anticipated benefits from the internalization of our former manager (the “Internalization”) or the merger (the “Merger”) with Colony American Homes, Inc. (“CAH”) may not be realized or may take longer to realize than expected or that unexpected costs or unexpected liabilities may arise from the Internalization or the Merger;

•	the outcome of any legal proceedings that have been or may be instituted against us, CAH or others following the announcement or the completion of the Internalization or the Merger;

•	expectations regarding the timing of generating additional revenues;

•	continuing to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they were when we commenced operations, which could adversely impact anticipated yields;

•	changes in our business and growth strategies;

•	our ability to hire and retain highly skilled managerial, investment, financial and operational personnel;

•	volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise;

•	events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes;

•	the availability of attractive investment opportunities in homes that satisfy our investment objectives and business and growth strategies;

•	our ability to convert the homes we acquire into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation of properties;

•	our ability to successfully modify or otherwise resolve or dispose of our remaining non-performing loans (“NPLs”);

•	our ability to complete our exit from the NPL business in the anticipated time period on acceptable terms and to re-deploy net cash proceeds therefrom;

•	our ability to lease or re-lease our rental homes to qualified residents on attractive terms or at all;

•	the failure of residents to pay rent when due or otherwise perform their lease obligations;

•	our ability to effectively manage our portfolio of rental homes;

•	the concentration of credit risks to which we are exposed;

•	the rates of default or decreased recovery rates on our target assets;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	potential conflicts of interest with Starwood Capital Group Global, L.P., Colony Capital, Inc., their affiliates and managed investment vehicles;

•	the timing of cash flows, if any, from our investments;

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	our expected leverage;

•	financial and operating covenants contained in our credit facilities and securitizations that could restrict our business and investment activities;

•	effects of derivative and hedging transactions;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended;

•	actions and initiatives of the U.S., state and municipal government and changes to such governments’ policies that impact the economy generally and, more specifically, the housing and rental markets;

•	changes in governmental regulations, tax laws (including changes to laws governing the taxation of REITs) and rates, and similar matters;

•	limitations imposed on our business and our ability to satisfy complex rules in order for us and, if applicable, certain of our subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries (“TRSs”) for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and

•	estimates relating to our ability to make distributions to our shareholders in the future.

In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this prospectus and the documents we incorporate herein by reference will in fact occur. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to loan or contribute the net proceeds from the offering of securities under this prospectus to our operating partnership. Our operating partnership will use the net proceeds from us for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital, unless otherwise indicated in a prospectus supplement. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

We will not receive any proceeds from any sales of securities by any selling shareholder.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED SHARES DIVIDENDS

The following table sets forth: (1) our ratios of earnings to fixed charges; and (2) our ratios of earnings to combined fixed charges and preferred shares dividends for the periods shown. For this purpose, earnings consist of our net income (loss) from continuing operations plus our fixed charges and our distributed income of equity investees. Fixed charges consist of interest expense on all indebtedness. We have not issued any preferred shares as of the date of this prospectus, and therefore there are no preferred shares dividends included in our calculation of ratios of earnings to combined fixed charges and preferred shares dividends.

	For the six months ended June 30, 2016		For the year ended December 31,						For the period March 13, 2012 (commencement of operations) through December 31, 2012
			2015		2014		2013
Ratio of earnings (loss) to fixed charges	(a	)	(a	)	(a	)	(a	)	(a	)
Ratio of earnings (loss) to combined fixed charges and preferred shares dividends	(a	)	(a	)	(a	)	(a	)	(a	)

(a)	For the six months ended June 30, 2016, the years ended December 31, 2015, 2014 and 2013 and the period from March 13, 2012 (commencement of operations) through December 31, 2012, the coverage deficiency for total fixed charges was $55.9 million, $62.2 million, $88.9 million, $54.9 million and $15.0 million, respectively, to arrive at a one-to-one ratio.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under a senior indenture, as amended or supplemented from time to time, between us and Wilmington Trust, National Association as Trustee (the “indenture”).

The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we” “our” or “us,” in this section, we are referring to Colony Starwood Homes excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at Wilmington Trust, National Association, 50 South 6th Street, Suite 1290, Minneapolis, MN 55402. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). All section references appearing in this description are to sections of the indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of trustees. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor Trustee may be appointed to act with respect to such series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(4) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(5) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(6) the date(s) on which any interest will be payable;

(7) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(8) the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(9) the place(s) where:

(a) the principal of (and premium, if any) or interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

(b) such debt securities may be surrendered for conversion or registration of transfer or exchange, and

(c) notices or demands in respect of such debt securities and the indenture may be served;

(10) the period(s) within which, the price(s) at which, the currency or currencies in which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(11) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, the currency or currencies in which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(12) the denominations thereof if other than $1,000 and any integral multiple thereof;

(13) if other than the Trustee, the security registrar and/or paying agent;

(14) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into our common shares or other equity securities, or the method by which any such portion shall be determined;

(15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17) provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified;

(18) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

(19) the Person to whom any interest shall be payable;

(20) if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(21) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(22) whether such debt securities will be issued in certificated or book-entry form;

(23) if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery;

(24) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(25) the terms, if any, upon which such debt securities may be convertible into our common shares or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion; and

(26) any other terms of such debt securities not inconsistent with the provisions of the indenture. The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

The indenture does not contain any provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving us or in the event of a change of control of us. However, certain restrictions on ownership and transfer of our common shares and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See “Description of Shares.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof (section 302 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: Wilmington Trust, National Association, 50 S. 6th Street, Suite 1290 Minneapolis, MN 55402. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 307 and 1002 of the indenture).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

Neither we nor the Trustee will be required:

•	to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Merger, Consolidation or Sale

The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that:

(1) we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) an officers’ certificate and legal opinion confirming the satisfaction of the conditions are delivered to the Trustee (sections 801 and 803 of the indenture).

Material Covenants

The indenture contains the following covenants:

Existence

Except as permitted under the provisions of the indenture described above under the heading “—Merger, Consolidation or Sale” we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture).

Maintenance of Properties

All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture).

Payment of Taxes and Other Claims

We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries’ income, profits or property; and

(2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1006 of the indenture).

Provision of Financial Information

We will be required to file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of Exchange Act. If we are not so required to file such reports to the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via the SEC’s EDGAR system.

Events of Default, Notice and Waiver

The indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest or Additional Amounts on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty contained in the indenture continued for 60 days after written notice as provided in the indenture; however, default in the performance, or breach, of a covenant or warranty added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

(5) default under any bond, debenture, note or other evidence of our indebtedness or under any mortgage, indenture or other instrument of ours under which there may be issued or by which there may be secured or evidenced any of our indebtedness (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $75,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of ours or of any significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or of the respective property of either; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses and disbursements of the Trustee; and

(2) all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).

The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered security or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indenture).

Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).

Modification of the Indenture

Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•	reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described above under the heading “—Material Covenants” (section 1009 of the indenture).

We and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our obligations under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in the indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•	to add or change any provisions of the indenture to facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•	to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our common shares or preferred shares;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under the indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; provided that any such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder; or

•	to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities (section 901 of the indenture).

The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•	the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•	the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•	the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. We or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust (“defeasance”) (section 1402 of the indenture); or

(2) to be released from our obligations relating to sections 1004 to 1006, inclusive, of the indenture (being the restrictions described under the heading “Material Covenants”) and, if provided under the indenture, our obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (section 1403 of the indenture).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture (section 1404 of the indenture).

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).

“Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

(2) any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:

(1) the Event of Default described in clause (4) under “—Events of Default, Notice and Waiver” or

(2) the Event of Default described in clause (7) under “—Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance,

the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Ranking

The debt securities will constitute our senior unsecured obligations and will rank equal in right of payment with our existing and future senior unsecured obligations. The debt securities will rank senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the debt securities. The debt securities will rank effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will rank structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).

The indenture does not limit the amount of indebtedness that we may incur.

Convertible Debt Securities

The following provisions will apply to debt securities that will be convertible into our common shares or other equity securities (“Convertible debt securities”) unless otherwise described in the prospectus supplement for such Convertible debt securities.

Our board of trustees will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the indenture (“Senior Convertible debt securities”). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our common or preferred shares (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the indenture).

The adjustment provisions for debt securities convertible into our equity securities other than our common shares will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

Reference is made to the section under the heading “Description of Shares” for a general description of securities to be acquired upon the conversion of Convertible debt securities that are convertible into our common shares, including a description of certain restrictions on the ownership of the our common shares.

The Trustee

Wilmington Trust, National Association serves as Trustee for our debt securities pursuant to the indenture.

Definitions

Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of trustees, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4) debt securities which have been paid pursuant to section 306 or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5) debt securities converted into common shares or preferred shares in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities solely in registered form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the Trustee under the indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:

(1) will not be entitled to have debt securities represented by such global security registered in their names;

(2) will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3) will not be considered the owners or holders thereof under the indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

(1) DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(2) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3) there shall have occurred and be continuing an event of default under the indenture with respect to the notes.

Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on, or accessible through, these websites is not part of, or incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF SHARES

The following is a summary of the material rights and preferences of our shares of beneficial interest. While we believe that the following description covers the material terms of our shares of beneficial interest, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our declaration of trust and bylaws and the other documents we refer to for a more complete understanding of our shares of beneficial interest. Copies of our declaration of trust and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our declaration of trust provides that we may issue up to 500,000,000 of our common shares, $0.01 par value per share, and 100,000,000 of our preferred shares, $0.01 par value per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares of beneficial interest or the number of authorized shares of beneficial interest of any class or series without common shareholder approval. As of October 10, 2016, 101,492,693 of our common shares were issued and outstanding, and none of our preferred shares were issued and outstanding. Under Maryland law, shareholders are not generally personally liable for our debts or obligations.

Our Common Shares

Subject to the preferential rights of any other class or series of our shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, holders of our common shares are entitled to receive dividends on such of our common shares out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of our shares, each of our outstanding common shares entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of our shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of trustees, which means that the holders of a majority of our outstanding common shares generally can elect all of the trustees then standing for election, and the holders of our remaining common shares will not be able to elect any trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, our common shares will have equal dividend, liquidation and other rights.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, (the “Maryland REIT law”), a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions (other than amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of shares and the vote required to amend these provisions or the provision specifying the vote required to terminate our existence, each of which must be approved by shareholders entitled to cast at least two thirds of the votes entitled to be cast on such matter) may be taken if declared advisable by our board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Our Preferred Shares

The issuance of our preferred shares could adversely affect the voting power, dividend rights and other rights of holders of our common shares. Although our board of trustees has no intention at the present time, it could establish a series of our preferred shares that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common shares or otherwise be in the best interest of the holders thereof. Management believes that the availability of our preferred shares will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Our preferred shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

Power to Reclassify Our Unissued Shares

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of our shares of beneficial interest. Prior to issuance of shares of each other class or series, our board of trustees is required by Maryland REIT law and by our declaration of trust to set, subject to our declaration of trust restrictions on ownership and transfer of our shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of trustees could authorize the issuance of common or preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. As of the date hereof, none of our preferred shares are outstanding.

Power to Increase or Decrease Our Authorized Common Shares and Issue Additional Common and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of our authorized shares of beneficial interest, to issue additional authorized but unissued common or preferred shares and to classify or reclassify unissued common or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common shares, will be available for issuance without further action by our shareholders, unless such action is required by the terms of any class or series of our shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, our board of trustees could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of beneficial interest must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of trustees believes it is at present in our best interests for us to qualify as a REIT, our declaration of trust contains restrictions on the ownership and transfer of our shares of beneficial interest. Our declaration of trust provides that subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares (the “ownership limit”).

Our declaration of trust also prohibits any person from, among other matters:

•	beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

•	transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons;

•	beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

•	beneficially or constructively owning or transferring our shares of beneficial interest if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

Our board of trustees, in its sole discretion, may exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our declaration of trust (other than the prohibition on ownership and transfer of our shares that would otherwise cause us to fail to qualify as a REIT) and may establish or increase an excepted holder percentage limit for such person if our board of trustees obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause us to fail to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT.

In connection with the waiver of the ownership limit or at any other time, our board of trustees may from time to time increase or decrease the ownership limit; provided, however, that any decrease in the ownership limit will not be effective for any person whose percentage ownership of our shares is in excess of the decreased ownership limit until the person’s percentage ownership of our shares equals or falls below the decreased ownership limit (although any acquisition of our shares in excess of the decreased ownership limit will be in violation of the decreased ownership limit); and provided, further that the ownership limit may not be increased if after giving effect to such increase, five or fewer individuals (including certain entities) could beneficially own more than 49.9% in value of the shares then outstanding.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transfer and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on ownership and transfer is no longer required for us to qualify as a REIT.

Our declaration of trust also provides that any attempted transfer of our shares of beneficial interest in violation of the foregoing restrictions will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to one or more charitable trusts for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above restrictions on ownership and transfer. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee and any dividends or distributions held by the trustee with respect to the shares will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in trust) and (2) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee and pay such amount instead to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee must be paid to the charitable beneficiary.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

All certificated shares will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge).

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares or other securities. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of common shares or other securities at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the common shares or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred shares, rather than single preferred shares. In the event we exercise this option, we will issue or cause to be issued receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, shares of a particular series of preferred shares. The preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred shares or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred shares or other equity shares represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common shares and preferred shares, see the descriptions in this prospectus under the headings “Description of Shares” and “Description of Preferred Shares.”

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by the applicable prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made within this prospectus relating to the deposit agreement and the depositary receipt to be issued pursuant to the deposit agreement are summaries of certain anticipated provisions, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. For more detail, we refer you to the applicable deposit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders to purchase our common shares or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the shareholders entitled to the rights distribution;

•	the aggregate number of our common shares or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of our common shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common shares or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units. Each series of units will be issued under a separate unit agreement to be entered into between us and a unit agent specified in the applicable prospectus supplement. The unit agent will act solely as our agent in connection with the units of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the units offered hereby.

The statements made in this section relating to the units and unit agreements are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units,

•	identification and description of the separate constituent securities comprising the units,

•	the price or prices at which the units will be issued,

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable,

•	information with respect to any book-entry procedures,

•	a discussion of certain federal income tax considerations, and

•	any other terms of the units and their constituent securities.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OUR DECLARATION OF TRUST AND BYLAWS

Although the following describes certain provisions of Maryland law and of our declaration of trust and bylaws, it may not contain all of the information that is important to you. For a complete description, we refer you to Maryland law and our declaration of trust and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”

Our Board of Trustees

Our declaration of trust and bylaws currently provide that the number of trustees we have may be established only by our board of trustees but may not be fewer than the minimum number required under Maryland REIT law, and our bylaws provide that the number of our trustees may not be more than 15. Our declaration of trust and bylaws currently provide that except as may be provided by our board of trustees in setting the terms of any class or series of preferred shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.

Pursuant to our declaration of trust and bylaws, each of our trustees is elected to serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies. Holders of our common shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares entitled to vote will be able to elect all of our trustees.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust), and then only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common shareholders entitled to be cast generally in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees and the fact that our shareholders are not entitled to call special meetings of our shareholders, may preclude shareholders from (1) removing incumbent trustees except for cause and upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under certain provisions of the Maryland General Corporation Law (the “MGCL”) that are applicable to Maryland real estate investment trusts, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the real estate investment trust’s outstanding voting shares of beneficial interest; or

•	an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the real estate investment trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest in the real estate investment trust; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest in the real estate investment trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the real estate investment trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by a board of trustees before the time that the interested shareholder becomes an interested shareholder. As permitted by the MGCL, our board of trustees has by resolution exempted business combinations between us and any person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such persons). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any other person as described above, and as a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute. However, our board of trustees may repeal or modify this resolution at any time. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such acquisition.

Control Share Acquisitions

The MGCL provisions that are applicable to Maryland real estate investment trusts provide that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. Control shares are voting shares of beneficial interest which, if aggregated with all other shares of beneficial interest owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel a board of trustees of a real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the real estate investment trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the real estate investment trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction, or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of beneficial interest. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in its declaration of trust or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the real estate investment trust’s board of trustees will be divided into three classes;

•	the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of trustees is required to remove a trustee;

•	the number of trustees be fixed only by vote of the trustees;

•	a vacancy on the board may be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	the request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting is required for the calling of a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already: (1) require the affirmative vote of shareholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause; (2) vest in the board the exclusive power to fix the number of trusteeships; (3) require that a vacancy on the board be filled only by a majority of the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and (4) require that special meetings of shareholders may be called only by (a) one of our co-chairmen of the board, (b) our Chief Executive Officer, (c) our president or (d) one-third of the total number of trustees.

Meetings of Shareholders

Pursuant to our bylaws, a meeting of our shareholders for the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. One of our co-

chairmen of our board of trustees, our Chief Executive Officer, our president or one third of the total authorized number of our trustees may call a special meeting of our shareholders. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Mergers; Extraordinary Transactions

Under Maryland REIT law, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers must be deemed advisable by a majority of our entire board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. Our declaration of trust also provides that we may consolidate with another entity or sell or transfer all or substantially all of our assets if deemed advisable by a majority of our entire board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Amendment to Our Declaration of Trust and Bylaws

Under Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust relating to the removal of trustees, the restrictions on ownership and transfer of our shares of beneficial interest, the vote required to terminate our existence and the vote required to amend these provisions (each of which must be advised by our board of trustees and approved by the affirmative vote of shareholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our declaration of trust generally may be amended only if advised by our board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of trustees, with the approval of a majority of the entire board, and without any action by our shareholders, may also amend our declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series we are authorized to issue.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Appraisal Rights

Our declaration of trust provides that our shareholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution of Our Company

Our dissolution must be advised by a majority of our entire board of trustees and approved by the affirmative vote of shareholders entitled to cast two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder who was a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees may be made only (1) by or at the direction of our board of trustees or (2) provided that the meeting has been called for the purpose of electing trustees, by a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

Our declaration of trust and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders, including:

•	supermajority vote and cause requirements for removal of trustees;

•	provisions that vacancies on our board of trustees may be filled only by the remaining trustees for the full term of the trusteeship in which the vacancy occurred;

•	the power of our board to increase or decrease the aggregate number of authorized shares of beneficial interest or the number of shares of beneficial interest of any class or series;

•	the power of our board of trustees to cause us to issue additional shares of beneficial interest of any class or series and to fix the terms of one or more classes or series of shares without shareholder approval;

•	business combination provisions;

•	restrictions on ownership and transfer of our shares;

•	that our shareholders do not have the power to call a special meeting of our shareholders; and

•	advance notice requirements for trustee nominations and shareholder proposals.

Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL is rescinded or if we opt in to provisions of Subtitle 8, these provisions of the MGCL could have similar anti- takeover effects.

Indemnification and Limitation of Trustees’ and Officers’ Liability

The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL requires a Maryland corporation (unless its charter provides otherwise, and our declaration of trust does not so provide) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a trustee or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a trustee, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of ours or a predecessor of ours.

We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of an investment in our securities. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Colony Starwood Homes and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the U.S. Treasury Regulations (“Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek a ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	foreign sovereigns and their controlled entities;

•	partnerships and trusts;

•	persons who hold our shares on behalf of other persons as nominees;

•	persons who receive our shares through the exercise of employee options or otherwise as compensation;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their securities as a capital asset, which generally means as property held for investment.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities, as applicable, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The term “Non-U.S. Holder” means a beneficial owner of our securities, as applicable, (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The federal income tax treatment of holders of our securities depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular securityholder of holding our securities will depend on the securityholder’s particular tax circumstances. Securityholders are urged to consult their tax advisor regarding the federal, state, local, and foreign income and other tax consequences to them in light of their particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our securities.

Taxation of Colony Starwood Homes

We have elected to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2014. We believe that we have been organized, and expect to continue to operate in such a manner as to qualify remain qualified for taxation as a REIT.

The law firm of Sidley Austin LLP has acted as our tax counsel and we have received an opinion of Sidley Austin LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our current organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, commencing with our initial taxable year ending December 31, 2014. It must be emphasized that the opinion of Sidley Austin LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact- based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sidley Austin LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Sidley Austin LLP will have no obligation to advise us or our securityholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Securityholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.

Under current law, most domestic shareholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 23.8% (the same as the current rate for long-term capital gains), including the 3.8% Medicare tax described below. With limited exceptions, however, dividends from us or from other REITs are generally not eligible for taxation at a reduced rate and will continue to be taxed at the substantially higher rates applicable to ordinary income. See “—Federal Income Tax Considerations for Holders of Our Securities—Taxation—Medicare Tax” and “—Federal Income Tax Considerations for Holders of Our Securities—Taxation of Taxable U.S. Holders of Our Shares of Beneficial Interest—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including the limitation on deductions for any net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax. See “—Prohibited Transactions” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	If we violate the asset tests (other than certain de minimis violations) applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed, and (2) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below under the heading “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). Our declaration of trust provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If shareholders fail or refuse to comply with the demands, such shareholders will be required by Treasury Regulations to submit a statement with their tax return disclosing the actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the shares issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

The “earnings stripping” rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a TRS to us. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s residents that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (20% for taxable years beginning after December 31, 2017) of our assets. In general, we intend that properties that we purchase with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be purchased or sold by a TRS.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of shares or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions.”

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The IRS issued Revenue Procedure 2011-16, which interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount as interest rather than principal. See “—Timing Differences Between Receipt of Cash and Recognition of Income” below.

We believe that all of the mortgage loans that we acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2011-16 will not apply to our portfolio. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, that the interest apportionment rules applied for purposes of our REIT testing, and that the position taken in Revenue Procedure 2011-16 should be applied to our portfolio, then depending upon the value of the real property securing our loans and their face amount, and the sources of our gross income generally, we might not be able to meet the 75% income test.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the residents of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to residents of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to residents or others through a TRS without disqualifying the rental income received from residents for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may provide limited services to residents at residential properties we own. We intend that services with respect to properties that will be provided by us directly will be usually or customarily rendered in connection with the rental of space for occupancy only and will not be otherwise rendered to particular residents or, if considered impermissible resident services, income from the provision of such services will be received by an independent contractor from which we do not receive or derive any income.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests. We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Fees for services generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, shares or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, shares of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans, as well as interests in real property, shares of other REITs and debt instruments issued by REITs that are required to file annual and periodic reports with the SEC under the Exchange Act (“Publicly Offered REITs”), provided such debt instruments that would not otherwise qualify as “real estate assets” do not exceed 25% of the value of our total assets. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities, including securities of TRSs, that we hold may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met.

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate such 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

In the event that we are treated as investing in a mortgage loan that is not fully secured by real property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets.

We may hold certain loans to a TRS that are secured by interests in a wholly-owned subsidiary of such TRS that owns real property and is treated as a disregarded entity for U.S. federal income tax purposes. We intend to treat these loans as qualifying real estate assets for purposes of the REIT assets tests to the extent that they are secured, directly or indirectly, by real property. As a result, we would not treat such loans as subject to the limitation that securities from TRSs must constitute less than 25% of our total assets. While we believe that such loans to a TRS are treated as qualifying real estate assets for purposes of the REIT asset tests because they are treated as secured by real property, the IRS could challenge our treatment of these mortgage loans as qualifying real estate assets. If such a challenge were successful, our ability to meet the REIT asset tests and other REIT requirements could be adversely affected.

We intend to comply with the foregoing asset tests for REIT qualification. However, we cannot provide any assurance that the IRS will agree with our determinations. In addition, we do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid; and

(2) 90% of our net income, if any, (after tax) from certain foreclosure property; minus

(b)	the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of beneficial interest within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. This prohibition on preferential dividends does not apply to distributions made by Publicly Offered REITs in taxable years beginning after December 31, 2014. We believe that we are and will continue to be a Publicly Offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

As described in the subsection below, it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable share dividends or in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or shares at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year but treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire distressed and non-performing residential mortgage loans in the secondary market for less than their face amount. We may take the position these loans are uncollectible and that we are not required to accrue unpaid interest as taxable income as it accrues, in the case of interest, or as payments are made on the applicable loans, in the case of market discount. Nevertheless, we may be required to recognize interest as taxable income as it accrues. In addition, market discount, accrued on a constant yield method, is generally recognized as income when, and to the extent that, a payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. In such a case, while we would ultimately have an offsetting loss deduction available later when the unpaid interest and market discount were determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

In addition, pursuant to our investment strategy, we may foreclose on, or acquire by deed in lieu of foreclosure, distressed and non-performing residential mortgage loans to acquire the underlying properties. A foreclosure or deed in lieu of foreclosure is generally treated as a recognition event for tax purposes, which may result in taxable gain without receipt of cash based on the difference between our cost of the related loan and the fair market value of the property acquired by foreclosure or similar process.

In addition, in certain circumstances, we may modify a distressed or non-performing residential mortgage loan by agreement with the borrower. If these modifications are “significant modifications” under applicable Treasury Regulations, we may be required to recognize taxable gain to the extent the principal amount of the modified loan exceeds our adjusted tax basis in the unmodified loan, even if the value of the loan and payment expectations have not changed.

Finally, we may be required under the terms of indebtedness that we incur to use cash from rent or interest income payments that we receive, or gain that we recognize, to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to these potential timing differences between income recognition and cash receipts, there is a significant risk that we may have substantial taxable income in excess of the cash available for distribution, which would require us to have other sources of liquidity in order to satisfy the REIT distribution requirements.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business by us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into or (3) to hedge the income or expense from prior transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

The rule against re-electing REIT status following a loss of such status would also apply to us if Starwood Property Trust (“SPT”) failed to qualify as a REIT, and we were treated as a successor to SPT for U.S. federal income tax purposes. Although SPT represented in Separation and Distribution Agreement, dated January 16, 2014, by and between Starwood Property Trust, Inc. and Starwood Waypoint Residential Trust (the “Separation and Distribution Agreement”) that it had no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT and covenanted in the Separation and Distribution Agreement to use its reasonable best efforts to maintain its REIT status for each of SPT’s taxable years ended on or before December 31, 2014 (unless SPT obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that SPT’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above), no assurance can be given that such representation and covenant would prevent us from failing to qualify as a REIT. Although, in the event of a breach, we may be able to seek damages from SPT, there can be no assurance that such damages, if any, would appropriately compensate us. In addition, if SPT were to fail to qualify as a REIT despite its reasonable best efforts, we would have no claim against SPT.

Tax Aspects of Investments in Partnerships

General

We hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of Colony Starwood Homes—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Taxation of Colony

Starwood Homes—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of Colony Starwood Homes—Asset Tests,” “—Income Test” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our shares. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules

The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

Federal Income Tax Considerations for Holders of Our Securities

The following summary describes the principal federal income tax consequences of purchasing, owning and disposing of our securities. This summary assumes holders of our securities own them as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to securityholders in light of their particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted.

Investors considering purchasing our securities, should consult their tax advisor concerning the application of federal income tax laws to their particular situation as well as any consequences of the purchase, ownership and disposition of our securities arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. holder,” we mean a holder of our securities who, for federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Investors who hold our securities and are not U.S. holders or an entity treated as a partnership for U.S. federal income tax purposes, are “non-U.S. holders.”

If a partnership or other entity treated as a partnership for federal income tax purposes our securities, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our securities are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Shares of Beneficial Interest

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our shares of beneficial interest are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares, if any, and then to our outstanding common shares.

To the extent that we make distributions on a class of our shares of beneficial interest in excess of our current and accumulated earnings and profits allocable to such shares, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our shares of beneficial interest for the year to the holders of each class of our shares of beneficial interest in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of each such class of our shares of beneficial interest for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our shares of beneficial interest for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our shareholders’ long term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our shareholders.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its shares of beneficial interest by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Shares of Beneficial Interest

Except as described below under “—Taxation of Taxable U.S. Holders of Our Shares of Beneficial Interest—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of beneficial interest, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. holder has held such shares of beneficial interest for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of shares of beneficial interest that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of our shares of beneficial interest will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s share interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

•	all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of beneficial interest, including common shares and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as our shares of beneficial interest actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of our shares of beneficial interest is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally” above. A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares will be transferred to the U.S. holder’s remaining shares of beneficial interest, if any. If the U.S. holder owns no other of our shares of beneficial interest, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our shares of beneficial interest.

If a redemption or repurchase of our shares of beneficial interest is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Shares of Beneficial Interest.”

Taxation of Tax-Exempt Shareholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt shareholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt shareholder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our shares contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our shareholders. However, because our common shares are (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Shares of Beneficial Interest

The following discussion addresses the rules governing federal income taxation of the purchase, ownership and disposition of our shares of beneficial interest by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our shares of beneficial interest, including any tax return filing and other reporting requirements.

This discussion assumes that:

•	you will not have held more than 10% of our shares (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our shares or receive distributions from us;

•	our shares are and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), although there can be no assurance that this will continue to be the case; and

•	that you are not a “qualified shareholder,” as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

Non-U.S. holders as to which any of these assumptions is not accurate, and in particular “qualified shareholders” within the meaning of FIRPTA, should consult their own tax advisor concerning the tax consequence of sales of our shares and the receipt of dividends and other distributions from us.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.

Distributions Generally

Distributions (including any taxable share dividends) that are neither attributable to gains from sales or exchanges by us of “U.S. real property interests” (“USRPIs”) nor designated by us as capital gain dividends

(except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business (through a U.S. permanent establishment, where applicable) will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the shareholder’s shares of beneficial interest, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such shares of beneficial interest, they will give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends Not Attributable to Gain from USRPI Sales.

Capital gain dividends that are not attributable to sales of USRPIs will not be subject to withholding or other taxation in the United States, except for non-U.S. holders described in the exceptions noted below in “—Taxation of Non-U.S. Holders of Our Shares of Beneficial Interest—Dispositions of Our Shares.”

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Subject to the previously noted assumptions, the general rule is that a capital gain dividend that is attributable to gain from a USRPI sale will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Holders of Our Shares of Beneficial Interest—Distributions Generally”).

“Qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (a “Qualified Foreign Pension Fund”) (or an entity all of the interests in which is held by a Qualified Foreign Pension Fund), are exempt from U.S. withholding tax on the portion of any distribution we make that is attributable to gain from the sale of USRPIs and is designated by us as a capital gain dividend. However, Qualified Foreign Pension Funds remain subject to 30% (or lower applicable bilateral tax treaty rate or exemption) U.S. dividend withholding tax on the portion of the distribution that is attributable to our earnings and profits and that is not designated as a capital gain dividend.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the shares of beneficial interest held by shareholders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Shares of Beneficial Interest

Subject to the previously noted assumptions, non-U.S. holders generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our shares unless:

•	their common shares are treated as being effectively connected with your U.S. trade or business (and, if a bilateral tax treaty applies, is attributable to a U.S. permanent establishment maintained by such holder); or

•	they are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met.

Redemption or Repurchase by Us

A redemption or repurchase of our shares of beneficial interest will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Shares of Beneficial Interest—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Shares of Beneficial Interest—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Shares of Beneficial Interest—Sale of Our Shares of Beneficial Interest.”

Taxation of Holders of Our Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by us. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities are sold to the public for cash).

U.S. Holders of Our Debt Securities

Payments of Interest

Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will generally equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses against ordinary income is subject to limitations.

Non-U.S. Holders of Our Debt Securities

Payments of Interest

Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting shares;

•	the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive share ownership; and

•	either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN (or applicable successor form) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our common shares or a debt security or proceeds from the sale or other taxable disposition of our common shares or a debt security (including a redemption or retirement a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Payments of dividends on our common shares or interest on our debt securities will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN (or applicable successor form) or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common shares or interest on our debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common shares or a debt security (including a retirement or redemption of the debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common shares or a debt security conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares of beneficial interest or debt securities.

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities (including payments to U.S. holders who hold our shares of beneficial interest or debt securities through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our shares of beneficial interest or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply to payments of dividends or interest made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of shares of beneficial interest or debt securities on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the FATCA withholding we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares.

State and Local Taxes

We and our subsidiaries and shareholders may be subject to state or local taxes in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state or local tax treatment and that of our shareholders may not conform to the federal income tax treatment discussed above. Any taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state or local income and other tax laws on an investment in our common shares.

SELLING SHAREHOLDERS

Selling shareholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. Information about selling shareholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling shareholders may sell or transfer the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer or any selling shareholder offers securities in a subscription rights offering to our existing shareholders we or any selling shareholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or any selling shareholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we or any selling shareholder does not enter into a standby underwriting agreement, we or such selling shareholder may retain a dealer-manager to manage a subscription rights offering for us or such selling shareholder.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we or any selling shareholder sells our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we or any selling shareholder offers.

If dealers are used in the sale of securities, we or any selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling shareholder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling shareholder may also sell the securities through agents designated by us or such selling shareholder from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or any selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We or any selling shareholder may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling shareholder and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or any selling shareholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or any selling shareholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or any selling shareholder in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. In addition, the description of U.S. federal income tax consequences contained in the section entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedules of Starwood Waypoint Residential Trust, incorporated in this prospectus by reference from Colony Starwood Homes’ Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of Starwood Waypoint Residential Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules of Starwood Waypoint Residential Trust have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Colony American Homes, Inc. and Subsidiaries included in our Current Report on Form 8-K/A dated October 11, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange’s office at 20 Broad Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.colonystarwood.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016;

•	our Current Reports on Form 8-K filed on January 8, 2016, March 22, 2016, May 10, 2016, June 6, 2016 and October 11, 2016 and our Current Reports on Form 8-K/A filed on February 29, 2016, March 22, 2016, March 25, 2016 and October 11, 2016; and

•	the description of our common shares set forth in our Registration Statement on Form 10, as amended, filed on January 13, 2014, including any amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255, Attention: Investor Relations, Telephone: (480) 362-9760.